Exhibit 99.1

OSI Systems Reports Fiscal 2023 Fourth Quarter and Full Year Financial Results

  Record Q4 Revenues of $412 Million (22% year-over-year growth)
  Record Q4 Earnings Per Diluted Share
    GAAP EPS of $2.46 (27% year-over-year increase)
    Non-GAAP Adjusted EPS of $2.66 (36% year-over-year increase)
  Record Quarter-End Backlog of $1.8 Billion (46% increase from June 30, 2022)
  Company Provides Fiscal 2024 Guidance
    Sales Growth Guidance of >18%
    Non-GAAP Adjusted EPS Growth Guidance of >25%

HAWTHORNE, Calif.--(BUSINESS WIRE)--August 24, 2023--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2023.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “Our fourth quarter performance was stellar as revenues grew by 22% and non-GAAP adjusted earnings per share increased 36% year over year. Fourth quarter bookings were outstanding, leading to record backlog as we concluded a noteworthy fiscal year. We enter fiscal 2024 with great visibility and momentum, and we are enthusiastic about our prospects for this fiscal year.”

For the fourth quarter of fiscal 2023, the Company reported revenues of $411.9 million, a 22% increase compared to the $336.8 million reported for the fourth quarter of fiscal 2022. Net income for the fourth quarter of fiscal 2023 was $42.4 million, or $2.46 per diluted share, compared to net income in the fourth quarter of fiscal 2022 of $33.8 million, or $1.94 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2023 was $45.8 million, or $2.66 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2022 of $34.0 million, or $1.96 per diluted share.

For the fiscal year ended June 30, 2023, revenues increased 8% to $1.278 billion from $1.183 billion in the prior fiscal year. Net income for fiscal 2023 was $91.8 million, or $5.34 per diluted share, compared to net income for fiscal 2022 of $115.3 million, which included a gain on sale of $27.4 million for a sale-leaseback transaction, or $6.45 per diluted share. Non-GAAP net income for the fiscal year ended June 30, 2023 was $106.7 million, or $6.21 per diluted share, compared with non-GAAP net income of $103.8 million, or $5.81 per diluted share, for the 2022 fiscal year.

As of June 30, 2023, the Company's backlog was $1.8 billion, representing an increase of 46% from the Company’s backlog as of June 30, 2022. During the quarter ended June 30, 2023, operating cash flow was $22.1 million, compared to $22.0 million generated for the same quarter of the prior year. Capital expenditures were $3.1 million and $4.6 million for the three months ended June 30, 2023 and 2022, respectively.

Mr. Chopra commented, “We were pleased with our Security division’s fourth quarter performance, marked by strong revenues, operating income, and bookings. Revenues in the fourth quarter increased 29% year over year, with growth across several product lines, most significantly in our cargo and vehicle inspection products. Our book-to-bill ratio of 2.4 underscores our industry leadership position. With a record backlog and growing opportunity pipeline, we believe we are well-positioned in the Security division for fiscal 2024.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division delivered record Q4 revenues, which increased 11% year over year, along with significant operating margin expansion. This division continues to capitalize on our vertically integrated structure and is well situated as we enter the new fiscal year.”

Mr. Chopra concluded, “Our Healthcare division reported a solid fourth quarter as revenues increased 18% leading to significant operating margin expansion. The strong performance provides momentum heading into fiscal 2024.”

Fiscal Year 2024 Outlook

For fiscal year 2024, the Company anticipates revenue growth in excess of 18% over revenues in fiscal 2023 and non-GAAP adjusted diluted earnings per share growth exceeding 25% compared to non-GAAP adjusted diluted earnings per share for fiscal year 2023. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2024 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and fiscal years ended June 30, 2022 and 2023 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, gain on sale of property in fiscal 2022, non-cash interest expense, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning , forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the 2023 fourth quarter and fiscal year. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until September 7, 2023. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2024 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict, including the potential for broad economic disruption; global economic uncertainty; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2022	2023	2022	2023
Net revenues:
Products	$262,813	$321,264	$897,259	$958,827
Services	74,008	90,606	285,977	319,600
Total net revenues	336,821	411,870	1,183,236	1,278,427
Cost of goods sold:
Products	176,713	218,575	608,990	676,772
Services	37,642	50,275	149,819	171,145
Total cost of goods sold	214,355	268,850	758,809	847,917
Gross profit	122,466	143,020	424,427	430,510
Operating expenses:
Selling, general and administrative	65,538	67,165	235,553	228,313
Research and development	14,639	15,504	59,583	59,352
Impairment, restructuring and other charges, net	2,732	3,200	7,542	7,566
Total operating expenses	82,909	85,869	302,678	295,231
Income from operations	39,557	57,151	121,749	135,279
Interest and other expense, net	(2,428)	(5,702)	(8,962)	(20,041)
Other income, net	--	--	27,373	--
Income before income taxes	37,129	51,449	140,160	115,238
Provision for income taxes	(3,366)	(9,068)	(24,813)	(23,460)

Net income	$33,763	$42,381	$115,347	$91,778

Diluted earnings per share	$1.94	$2.46	$6.45	$5.34
Weighted average shares outstanding – diluted	17,383	17,249	17,870	17,190

UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2022	2023	2022	2023
Net revenues – by Segment:
Security division	$209,081	$269,103	$663,160	$760,291
Healthcare division	50,467	59,494	205,658	190,488
Optoelectronics and Manufacturing division, including intersegment revenues	90,742	100,918	366,659	387,431
Intersegment eliminations	(13,469)	(17,645)	(52,241)	(59,783)
Total	$336,821	$411,870	$1,183,236	$1,278,427

Operating income (loss) – by Segment:
Security division	$38,461	$49,009	$98,784	$115,023
Healthcare division	4,266	6,546	24,696	11,365
Optoelectronics and Manufacturing division	10,688	10,717	45,030	46,680
Corporate	(14,095)	(9,503)	(46,950)	(39,075)
Intersegment eliminations	237	382	189	1,286
Total	$39,557	$57,151	$121,749	$135,279

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	June 30, 2023
Assets

Cash and cash equivalents	$64,202	$76,750
Accounts receivable, net	307,973	380,845
Inventories	333,907	338,008
Other current assets	40,062	44,300
Total current assets	746,144	839,903
Property and equipment, net	109,684	108,933
Goodwill	336,357	349,505
Intangible assets, net	138,370	140,857
Other non-current assets	112,595	116,488
Total assets	$1,443,150	$1,555,686

Liabilities and Stockholders' Equity

Bank lines of credit	$60,000	$215,000
Current portion of long-term debt	244,575	8,076
Accounts payable and accrued expenses	194,266	202,777
Other current liabilities	115,113	145,841
Total current liabilities	613,954	571,694
Long-term debt	48,668	136,491
Other long-term liabilities	142,104	121,336
Total liabilities	804,726	829,521
Total stockholders’ equity	638,424	726,165
Total liabilities and stockholders’ equity	$1,443,150	$1,555,686

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended June 30,				Fiscal Year Ended June 30,
	2022		2023		2022		2023
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$33,763	$1.94	$42,381	$2.46	$115,347	$6.45	$91,778	$5.34
Impairment, restructuring and other charges, net	2,732	0.16	3,200	0.19	7,542	0.42	7,566	0.44
Amortization of acquired intangible assets	3,700	0.21	3,706	0.21	13,417	0.75	14,932	0.87
Non-cash interest expense	217	0.01	159	0.01	530	0.03	577	0.03
Gain on sale of property	--	--	--	--	(27,368)	(1.53)	--	--
Tax benefit of above adjustments	(1,485)	(0.08)	(1,425)	(0.08)	1,333	0.08	(5,267)	(0.30)
Discrete tax items	(4,942)	(0.28)	(2,198)	(0.13)	(6,965)	(0.39)	(2,844)	(0.17)

Non-GAAP basis	$33,985	$1.96	$45,823	$2.66	$103,836	$5.81	$106,742	$6.21

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended June 30, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$38,461	18.4%	$4,266	8.5%	$10,688	11.8%	$(13,858)	$39,557	11.7%
Impairment, restructuring and other charges, net	14	0.0%	-	-	100	0.2%	2,618	2,732	0.8%
Amortization of acquired intangible assets	2,793	1.3%	201	0.4%	706	0.7%	-	3,700	1.2%
Non-GAAP basis– operating income (loss)	$41,268	19.7%	$4,467	8.9%	$11,494	12.7%	$(11,240)	$45,989	13.7%

Three Months Ended June 30, 2023
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$49,009	18.2%	$6,546	11.0%	$10,717	10.6%	$(9,121)	$57,151	13.9%
Impairment, restructuring and other charges, net	357	0.1%	324	0.6%	2,460	2.4%	59	3,200	0.8%
Amortization of acquired intangible assets	2,627	1.0%	302	0.5%	777	0.8%	-	3,706	0.9%
Non-GAAP basis– operating income (loss)	$51,993	19.3%	$7,172	12.1%	$13,954	13.8%	$(9,062)	$64,057	15.6%

Fiscal Year Ended June 30, 2022
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$98,784	14.9%	$24,696	12.0%	$45,030	12.3%	$(46,761)	$121,749	10.3%
Impairment, restructuring and other charges, net	1,275	0.2%	-	-	100	0.0%	6,167	7,542	0.7%
Amortization of acquired intangible assets	9,778	1.5%	806	0.4%	2,833	0.8%	-	13,417	1.1%
Non-GAAP basis– operating income (loss)	$109,837	16.6%	$25,502	12.4%	$47,963	13.1%	$(40,594)	$142,708	12.1%

Fiscal Year Ended June 30, 2023
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$115,023	15.1%	$11,365	6.0%	$46,680	12.0%	$(37,789)	$135,279	10.6%
Impairment, restructuring and other charges, net	1,715	0.2%	3,077	1.6%	2,507	0.7%	267	7,566	0.5%
Amortization of acquired intangible assets	11,114	1.5%	973	0.5%	2,845	0.7%	-	14,932	1.2%
Non-GAAP basis– operating income (loss)	$127,852	16.8%	$15,415	8.1%	$52,032	13.4%	$(37,522)	$157,777	12.3%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com